First Trust	Shareholder Services

Shareholder Name

Address 1

Address 2

Address 3

Important Notice

Re: First Trust Specialty Finance and Financial Opportunities Fund

Dear Shareholder:

We have tried unsuccessfully to contact you, whether by mail or by phone, regarding a very important matter concerning your investment with First Trust Specialty Finance and Financial Opportunities Fund. This matter pertains to an important operating initiative for First Trust for which we need your consideration and response.

It is very important that we speak to you regarding this matter. Please call toll-free at 1-866-796-7172 between 9:00 a.m. and 10:00 p.m. Eastern Time, Monday through Friday. At the time of the call, please reference the Investor ID listed below.

INVESTOR PROFILE:

Investor ID: XXXXXXXX                Security ID: XXXXXXXX

Shares owned: XXXXXXXXX          Household ID: XXXXXXXX

There is no confidential information required and the call will only take a few moments of your time. Please contact us as soon as possible. Thank you for your time and consideration.

Sincerely,

/s/ James A. Bowen

James A. Bowen

Chairman of the Board of Trustees, First Trust Specialty Finance and Financial Opportunities Fund

OFFICIAL BUSINESS_ This document relates to your investment in First Trust Portfolios.